SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




        Date of Report (date of earliest event reported): March 28, 2002






                       TELEMAX GLOBAL COMMUNICATIONS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)






         Washington                       1-12924                81-0440517
 -------------------------------   ---------------------    -------------------
 (State or other jurisdiction of   (Commission File No.)      (IRS Employer
       incorporation)                                       Identification No.)




            736 Dundas Street East, Toronto, Ontario, Canada M5A 2C3
          ------------------------------------------------------------
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (416) 703-0334




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                                TABLE OF CONTENTS


                                                                     Page No.
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ITEM 5.      OTHER EVENTS..................................................2

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS.............................2

SIGNATURE..................................................................2










































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



ITEM 5.      OTHER EVENTS

On March 28, 2002, Telemax Global Communications, Inc. (the "Company") entered into a Letter of Intent with Ocean View Telecom, LLC ("Ocean View") pursuant to which the Company would acquire 100% ownership of Ocean View in exchange for the issuance of 200,000 shares of the Company's common stock. The Letter of Intent also provides for the Company entering into Management Agreements with Jim Jaggers and Alex Aquino, both of whom are currently executive officers and majority owners of Ocean View. The proposal also provides for certain stock incentives to be granted to Messrs. Jaggers and Aquino based upon Ocean View's revenues. If the transaction is consummated, Ocean View would become a wholly owned subsidiary of the Company joining the two current subsidiaries, Parsecom, Inc. and Telemax Communications, Inc.

Ocean View is an FCC-licensed global facility-based carrier based in Mill Valley, California whose business is focused on the prepaid market for calling from the United States to the Philippines and operates a switching facility in Manila and routes traffic through its licensing arrangement with the Philippines National Telecommunications Carrier.

The transaction is subject to various terms and conditions including the satisfactory completion of due diligence by both companies.


ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         99.2     Press Release dated June 11, 2002.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 17, 2002          TELEMAX GLOBAL COMMUNICATIONS, INC.



                              /s/ Evan Karras
                              -------------------------------------------
                              Evan Karras, Chief Executive Officer and President









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